AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CF BANKSHARES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	34-1877137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4960 E. Dublin Granville Road, Suite #400

Columbus, Ohio 43081

(614) 334-7979

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy T. O’Dell

4960 E. Dublin Granville Road, Suite #400

Columbus, Ohio 43081

(614) 334-7979

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony D. Weis

Vorys, Sater, Seymour and Pease LLP

52 East Gay Street

Columbus, OH 43215

(614) 464-5465

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 15, 2024

PROSPECTUS

$35,000,000

Common Stock

Preferred Stock

Depositary Shares

Senior Debt Securities

Subordinated Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Units

CF Bankshares Inc. (“we,” “us,” “our” or the “Company”) may offer from time to time to sell, in one or more series, and in any combination, the securities described in this prospectus.

We may offer and sell up to $35,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities. When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “ABOUT THIS PROSPECTUS” and “PLAN OF DISTRIBUTION” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our shares of common stock are listed on The NASDAQ Capital Market under the symbol “CFBK”. On April 10, 2024, the last reported sale price of our shares of common stock was $18.75 per share.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE SECTION CAPTIONED “RISK FACTORS” ON PAGE 1 OF THIS PROSPECTUS, ANY RISK FACTORS IN ANY APPLICABLE PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2024.

i

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider any risk factors contained in any applicable prospectus supplement, as well as the risk factors set forth in our most recent Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) and any material changes to those risk factors set forth in a Quarterly Report on Form 10-Q. You should also refer to the other information in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $35,000,000 (or the equivalent of this amount in foreign currencies or foreign currency units) as described in this prospectus.

Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement as well as any other offering material may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any other offering material (including any free writing prospectus), together with the additional information described under the heading “INCORPORATION BY REFERENCE.” General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.CF.Bank as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another.

Neither we nor any underwriter has authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Our logo and other trademarks or service marks appearing in this prospectus are the property of the Company and our subsidiaries. Solely for convenience, our trademarks and trade names referred to in this prospectus appear without the ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and trade names.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, but not limited to: (1) projections of revenues, income or loss, earnings or loss per share of Common Stock, capital structure and other financial items; (2) plans and objectives of the management or Boards of Directors of the Company or CFBank, National Association (“CFBank”); (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “may,” “believe,” “anticipate,” “expect,” “predict,” “will,” “intend,” “plan,” “targeted,” and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties will be described under the “RISK FACTORS” heading of any applicable prospectus supplement and under similar headings in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and include, among other factors:

•

changes in economic and political conditions could adversely affect our earnings through declines in deposits, loan demand, the ability of our customers to repay loans and the value of the collateral securing our loans;

•

the effects of interest rate policies, changes in the interest rate environment due to economic conditions and/or the fiscal and monetary policy measures undertaken by the U.S. government and the Federal Reserve Board, including changes in the Federal Funds Target Rate, in response to such economic conditions, which could adversely impact interest rates, the interest rate yield curve, interest margins, loan demand and interest rate sensitivity;

•	the effects of inflationary pressures and the impact of rising interest rates on borrowers’ liquidity and ability to repay;

•	the transition away from LIBOR as a reference rate for financial contracts could negatively affect our income and expenses and the value of various financial contracts;

•	defaults by other financial institutions could adversely affect our business, earnings and financial condition;

•

our allowance for credit losses may not be adequate to absorb the expected, lifetime losses in our loan portfolio, and any increase in our allowance for credit losses or loan charge-offs, including increases required by applicable regulatory authorities, could have a material adverse effect on our financial condition and results of operations;

•	our emphasis on commercial, commercial real estate and multi-family residential real estate lending may expose us to increased lending risks;

•	our adjustable-rate loans may expose us to increased lending risks;

•	our business and financial results are subject to risks associated with the creditworthiness of our customers and counterparties;

•	we may not be able to effectively manage our growth;

•	future acquisitions or other expansion may adversely affect our financial condition and results of operations;

•

we face strong competition from other financial institutions, financial services companies and other organizations offering services similar to those offered by us, which could result in our not being able to sustain or grow our loan and deposit businesses;

•	we rely heavily on our management team and other key employees, and the unexpected loss of key employees may adversely affect our operations;

•

we are exposed to a variety of operational risks, including reputational risk, legal and compliance risk, cybersecurity risk, the risk of fraud or theft by employees or third parties, unauthorized transactions by employees or operational errors, including clerical and record-keeping errors or those resulting from faulty or disabled computer or telecommunication systems;

•	unauthorized disclosure of sensitive or confidential client information or breaches in security of our systems could severely harm our business;

•	our business could be adversely affected through third parties who perform significant operational services on our behalf;

•

we operate in a highly regulated industry, and the laws and regulations that govern our operations, corporate governance, executive compensation and financial accounting, or reporting, including changes in, or failure to comply with the same, may adversely affect the Company;

•	legislative or regulatory changes or actions could adversely impact our business;

•	we are subject to limitations and conditions on certain activities as a result of our “Needs to Improve” Community Reinvestment Act (CRA) rating;

•	deposit insurance premiums may increase and have a negative effect on our results of operations;

•	we may be the subject of claims or litigation which could result in legal liability and damage to our business and reputation;

•	changes in accounting standards, policies, estimates or procedures could impact our reported financial condition or results of operations;

•	we are a holding company and depend on our subsidiary bank for dividends;

•	the market price of our common stock may be subject to fluctuations and volatility;

•	adverse changes in the financial markets may adversely impact our results of operations;

•	we are at risk of increased losses from fraud;

•	we need to constantly update our technology in order to compete and meet customer demands; and

•	climate change, severe weather, natural disasters, acts of war or terrorism and other external events could significantly impact our business.

The factors identified above should not be considered an exhaustive list of all factors that could adversely affect our business, financial condition, liquidity or results of operations. You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the sections of this prospectus titled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION BY REFERENCE” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this section is to secure the use of the safe harbor provisions.

CF BANKSHARES INC.

The Company was organized as a Delaware corporation in September 1998 as the holding company for its wholly-owned subsidiary, CFBank, National Association (“CFBank”), in connection with CFBank’s conversion from a mutual to stock form of organization. CFBank was originally organized in 1892 and was formerly known as Central Federal Savings and Loan Association of Wellsville and more recently as Central Federal Bank. On December 1, 2016, CFBank converted from a federal savings association to a national bank. As a national bank, CFBank is subject to primary regulation by the Office of the Comptroller of the Currency (the “OCC”) and is further regulated by the Federal Deposit Insurance Corporation and by the Board of Governors of the Federal Reserve System (the “FRB”). Effective as of December 1, 2016 and in conjunction with the conversion of CFBank to a national bank, the Company became a registered bank holding company and elected financial holding company status. As a financial holding company, the Company is subject to regulation by the FRB. Currently, the Company does not transact material business other than through CFBank.

CFBank is a nationally chartered boutique commercial bank operating primarily in four (4) major metro markets: Columbus, Cleveland, and Cincinnati, Ohio, and Indianapolis, Indiana. CFBank focuses on serving the financial needs of closely held businesses and entrepreneurs, by providing comprehensive Commercial, Retail and Mortgage Lending services presence. In all regional markets, CFBank provides commercial loans and equipment leases, commercial and residential real estate loans and treasury management depository services, residential mortgage lending, and full-service commercial and retail banking services and products. CFBank seeks to differentiate itself from its competitors by providing individualized service coupled with direct customer access to decision makers, and ease of doing business. We believe that CFBank matches the sophistication of much larger banks, without the bureaucracy. CFBank also offers its clients the convenience of online internet banking, mobile banking, and remote deposit capabilities.

Our revenues are derived principally from the generation of interest and fees on loans originated and, to a lesser extent, interest and dividends on securities. Our primary sources of funds are retail and business deposit accounts and certificates of deposit and, to a lesser extent, brokered deposits, principal and interest payments on loans and securities, Federal Home Loan Bank advances, other borrowings and proceeds from the sale of loans.

At December 31, 2023, our consolidated assets totaled $2.1 billion and our stockholders’ equity totaled $155.4 million.

Our principal executive offices are located at 4960 E. Dublin Granville Road, Suite #400, Columbus, Ohio 43081. The telephone number of our corporate headquarters is (614) 334-7979 and our website address is www.CF.Bank. Information on our website is not incorporated by reference in, or otherwise a part of, this prospectus or any applicable prospectus supplement.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION BY REFERENCE” in this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of our securities to which this prospectus relates for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, and capital expenditures. Additional information on the use of net proceeds from the sale of our securities to which this prospectus relates may be set forth in a prospectus supplement relating to that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the shares of common stock, shares of Preferred Stock, depositary shares, debt securities, warrants, depositary shares, subscription rights, purchase contracts and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), our Second Amended and Restated Bylaws (our “Bylaws”), Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will generally issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Certificate of Incorporation. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws, each as amended and which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, the Delaware General Corporation Law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Certificate of Incorporation, it may not contain all of the information that is important to you.

Authorized Capital Stock

Under our Certificate of Incorporation, we are authorized to issue (a) up to 9,090,909 shares of common stock, par value $0.01 per share (“Common Stock”), of which 1,260,700 shares are designated as non-voting Common Stock (“Non-Voting Common Stock”), and the remainder of the authorized shares are (voting) Common Stock (“Voting Common Stock”); and (b) up to 1,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

As of March 15, 2024, there were 5,080,597 shares of our Voting Common Stock issued and outstanding and 1,260,700 shares of our Non-Voting Common Stock issued and outstanding.

As of March 15, 2024, there were 5,000 authorized shares of our non-voting convertible perpetual preferred stock, series D, par value $0.01 per share (“Series D Preferred Stock”), of which 2,000 shares of Series D Preferred Stock were issued and outstanding.

Description of Common Stock

General

The material terms, limitations and relative rights of our Voting Common Stock and Non-Voting Common Stock (collectively, our “Common Stock”) are identical in all respects except that (1) holders of our Non-Voting Common Stock are not entitled to any votes, except as may otherwise from time to time be required by law and (2) holders of our Non-Voting Common Stock are permitted to convert each share of Non-Voting Common Stock into one (1) share of Voting Common Stock, subject to limitations set forth in our Certificate of Incorporation (including that, following such conversion to Voting Common Stock, the holder will not own or control in the aggregate more than 9.9% of our Voting Common Stock).

Dividend rights

As a Delaware corporation, the Company may, in the discretion of our Board of Directors, generally pay dividends to our stockholders. However, our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends that may be declared and paid by our subsidiary, CFBank. Thus, as a practical matter, any restrictions on the ability of CFBank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by the Company. The ability of CFBank to pay dividends is subject to limitations under various laws and regulations and to prudent and sound banking principles. Under these laws and regulations, the amount of dividends that may be paid in any calendar year is generally limited to the current year’s net profits, combined with the retained net profits of the preceding two years, subject to compliance with applicable capital requirements. The ability of CFBank to pay dividends to us is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations.

The dividend rights of holders of the Common Stock are also qualified by and subject to the dividend rights of holders of any Preferred Stock.

The Company also is subject to various legal and regulatory policies and requirements impacting the Company’s ability to pay dividends on its Common Stock. In addition, the Company’s ability to pay dividends on its stock is conditioned upon the payment, on a current basis, of quarterly interest payments on the subordinated debentures underlying the Company’s trust preferred securities. Finally, under the terms of the Company’s fixed-to-floating rate subordinated debt, the Company’s ability to pay dividends on its stock is conditioned upon the Company continuing to make required principal and interest payments, and not incurring an event of default, with respect to the subordinated debt.

The dividend rights of holders of the Common Stock are also qualified by and subject to the dividend rights of holders of any outstanding Preferred Stock.

Voting rights

Holders of Voting Common Stock are entitled to vote for the election of directors and upon all other matters which may be submitted to a vote of stockholders generally, with each share being entitled to one vote. Holders of Voting Common Stock do not possess cumulative voting rights. This means that holders of more than 50% of the Voting Common Stock (on a fully diluted basis) voting for the election of directors can elect all of the directors, and holders of the remaining shares will not be able to elect any directors. Our Certificate of Incorporation restricts the ability of any stockholder to vote more than 10% of the outstanding Voting Common Stock. See “Provisions of Our Certificate of Incorporation and Bylaws” under “Restrictions on Acquisitions and Related Anti-Takeover Provisions” below.

Directors are elected by a plurality of the votes cast at each meeting of stockholders for the election of directors. This means that the nominees receiving the highest number of votes will be elected regardless of whether those votes constitute a majority of the shares represented at the meeting. Any other corporate action must be authorized by a majority of the votes cast at the meeting of stockholders unless otherwise provided by Delaware law, our Certificate of Incorporation or our Bylaws.

Liquidation rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of Common Stock would be entitled to receive, after payment or provision for payment of all of our debts and liabilities, all of our assets available for distribution, subject to the rights of the holders of any outstanding Preferred Stock.

Preemptive rights

Holders of our Common Stock do not have preemptive rights to purchase additional securities that may be issued by us in the future.

Subscription, preference, conversion, exchange and redemption rights

The holders of shares of our Common Stock do not have subscription, preference, conversion or exchange rights (except for the rights of holders of our Non-Voting Common Stock to convert shares of Non-Voting Common Stock into shares of Voting Common Stock as described above). There are no mandatory redemption provisions applicable to shares of our Common Stock.

The rights, preferences and privileges of the holders of our Common stock are subject to, and may be adversely affected by, the rights, preferences and privileges of holders of any shares of Preferred Stock that our Board of Directors may designate and issue in the future.

Listing

Our Voting Common Stock trades on The NASDAQ Capital Market under the symbol “CFBK.”

Transfer agent and registrar

The transfer agent and registrar for our Common Stock is Computershare, Inc. located in Canton, Massachusetts.

Description of Preferred Stock

Our Certificate of Incorporation permits our Board of Directors to authorize the issuance of up to 1,000,000 shares of Preferred Stock, which are typically referred to as “blank check” preferred stock. This term refers to preferred stock for which the rights and restrictions are determined by the board of directors of a corporation at the time the shares of preferred stock are issued. Under our Certificate of Incorporation, our Board of Directors has the authority, without any further stockholder vote or action (except as may be required under the terms of any outstanding Preferred Stock and by the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), to issue the authorized shares of Preferred Stock in one or more series, from time to time, with voting, dividend, liquidation and conversion and other rights as may be provided in a certificate of designation to our Certificate of Incorporation adopted by our Board of Directors.

Our Board of Directors may authorize the issuance of Preferred Stock with voting, liquidation, conversion or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. This may have the effect of diluting the voting power or other rights or adversely affecting the market value of our Common Stock and may also assist management in impeding any unfriendly takeover or attempted change in control. See “Restrictions on Acquisitions and Related Anti-Takeover Provisions” below.

Series D Preferred Stock

On February 5, 2024, the Company filed with the Delaware Secretary of State a Certificate of Designations (the “Certificate of Designations”) to designate 5,000 authorized shares of Series D Preferred Stock. The designation of the Series D Preferred Stock was approved by the Company’s Board of Directors for the purpose of permitting the Company to exchange shares of (Voting) Common Stock for shares of Series D Preferred Stock (at the current ratio of 100 shares of (Voting) Common Stock for each share of Series D Preferred Stock) with certain stockholders of the Company from time to time to accommodate and facilitate stock repurchases by the Company.

As specified in the Certificate of Designations, the Series D Preferred Stock has the following terms:

Dividends

Holders of the Series D Preferred Stock will be entitled to receive dividends when, as and if declared by the Company’s board of directors, in the same per share amount as paid on the number of shares of Common Stock into which each share of Series D Preferred Stock would be converted in accordance with the Certificate of Designations. No dividends will be payable on the Common Stock unless a dividend identical to that paid on the Common Stock is payable at the same time on the Series D Preferred Stock on an as-converted basis.

Conversion

Each share of Series D Preferred Stock will be convertible either (i) automatically into 100 shares of the Company’s Non-Voting Common Stock if and when the Company’s shareholders approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Non-Voting Common Stock to permit the conversion of all outstanding shares of Series D Preferred Stock into shares of Non-Voting Common Stock (which shareholder approval and amendment the Company may, but is not obligated, to seek); (ii) unless previously converted into shares of Non-Voting Common Stock, into 100 shares of (Voting) Common Stock at the request of the holder, provided that upon such conversion the holder, together with all affiliates of the holder, will not own or control in aggregate more than 9.9% of the outstanding (Voting) Common Stock (or of any class of voting securities issued by the Company); or (iii) unless previously converted into shares of Non-Voting Common Stock, into 100 shares of (Voting) Common Stock upon transfer of such shares of Series D Preferred Stock to a non-affiliate of the holder in specified permitted transactions.

Priority

The Series D Preferred Stock ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, pari passu with the Common Stock pro rata on an as-converted basis.

Voting

The holders of shares of Series D Preferred Stock have no voting rights, except as may be required by law. If the holders of shares of Series D Preferred Stock are entitled by law to vote as a single class with the holders of outstanding shares of Common Stock, each share of Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share may be converted.

Preemptive Rights

Holders of Series D Preferred Stock have no preemptive rights, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Series D Preferred Stock.

Redemption

The Series D Preferred Stock will not be redeemable by the Company or the holder.

Restrictions on Acquisitions and Related Anti-Takeover Provisions

Several provisions of our Certificate of Incorporation and Bylaws, the Delaware General Corporation Law, and applicable federal laws and regulations limit the ability of any person to acquire a controlling interest in us and thus may be deemed to have an anti-takeover effect. The following discussion is a general summary and is qualified in its entirety by reference to the relevant provisions of our Certificate of Incorporation and Bylaws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the provisions of applicable Delaware and federal laws and regulations.

Provisions of Our Certificate of Incorporation and Bylaws

Ability to Issue Preferred Stock

Shares of our Preferred Stock may be issued at any time with such preferences and designations as the Board of Directors may determine. The Board of Directors can, without stockholder approval (subject to the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), issue Preferred Stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of Common Stock and may assist management in impeding a takeover or attempted change in our control.

Limitation on Voting Rights

Our Certificate of Incorporation provides that no beneficial owner of our outstanding Common Stock holding in excess of 10% of the then-outstanding shares of our Common Stock (the “Limit”) is permitted to vote any shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the Exchange Act and includes (i) shares beneficially owned by such person or any affiliate (as defined in Rule 12b-2 of the Exchange Act), (ii) shares which such person or his affiliates have the right to acquire pursuant to any agreement or understanding, including without limitation upon the exercise of conversion rights or options and (iii) shares as to which such person or his affiliates are deemed to have beneficial ownership through any partnership, syndicate or group acting for the purpose of acquiring, holding, voting or disposing of shares of Common Stock. Notwithstanding the foregoing, shares with respect to which a revocable proxy has been granted in connection with a meeting of stockholders and shares beneficially owned by any benefit plan of ours are not subject to the limitation, and none of our directors or officers (or any affiliate thereof) will be deemed to beneficially own shares of Common Stock of any other director or officer (or any affiliate thereof) solely by reason of service as a director or officer of the Company.

Classified Board of Directors

Our Board of Directors is divided into three classes, each of which contains approximately one-third of the whole number of members of the Board of Directors. Each class serves a staggered term, with one-third of the total number of directors being elected each year. Our Certificate of Incorporation provides that the size of the Board of Directors may be fixed from time to time by a majority of the directors. Any vacancy occurring in the Board of Directors, including a vacancy resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to use its voting power to gain full control of the board without the consent of the incumbent Board of Directors.

Nomination Procedure

Our Bylaws provide that a stockholder may nominate any person to serve as a director, but notice of the nomination generally must be provided to us no later than 90 days prior to the date of the meeting of stockholders.

Removal of Directors

Our Certificate of Incorporation provides that a director may be removed from the Board of Directors prior to the expiration of his term only for cause, upon the vote of 80% of the outstanding shares of voting stock. In the absence of these provisions, the vote of the holders of a majority of the voting stock could remove the entire Board of Directors, with or without cause, and replace it with persons of the stockholders’ choice.

No Cumulative Voting; No Special Meetings Called by Stockholders; No Action by Written Consent

Our Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of our stockholders may be called only by the Board of Directors, subject to the rights of the holders of Preferred Stock. Our Certificate of Incorporation and our Bylaws provide that any action required or permitted to be taken by our stockholders may be taken only at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting, subject to the rights of the holders of Preferred Stock. In addition, at any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors. An effect of these provisions, taken together, is that holders of our Common Stock cannot take action except at an annual meeting or at a special meeting called by the Board of Directors.

Availability of Authorized Shares

Our Certificate of Incorporation authorizes the issuance of up to 9,090,909 shares of Common Stock and up to 1,000,000 shares of Preferred Stock. The authorization of these shares gives the Board of Directors flexibility to effect financings, acquisitions, stock dividends, stock splits and employee stock options, among other transactions. However, these additional authorized shares also may be used by the Board of Directors, to the extent consistent with its fiduciary duty, to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board of Directors has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.

Supermajority Stockholder Vote Required to Approve Business Combinations with Principal Stockholders

Our Certificate of Incorporation requires the approval of the holders of at least 80% of our outstanding shares of voting stock to approve certain Business Combinations, as defined below, and related transactions. Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation, must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of its common stock and any other affected class of stock. Under our Certificate of Incorporation, the affirmative vote of stockholders holding at least 80% of the outstanding shares of our voting stock is required in connection with any transaction involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of the Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the stockholders a fair price in consideration for their shares; in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term “Interested Stockholder” is defined in our Certificate of Incorporation to include any individual, corporation, partnership or other entity (other than the Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 25% or more of the outstanding shares of our voting stock. This provision of our Certificate of Incorporation applies to any “Business Combination,” which is defined to include (i) any merger or consolidation of the Company or any of its subsidiaries with or into any Interested Stockholder (or affiliate thereof, as defined in our Certificate of Incorporation) of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder (or affiliate thereof) of 25% or more of our assets; (iii) our issuance or transfer to any Interested Stockholder (or affiliate thereof) of any of our securities in exchange for any assets, cash or securities, the value of which equals or exceeds 10% of the fair market value of our Common Stock; (iv) the adoption of any plan for our liquidation or dissolution proposed by or on behalf of any Interested Stockholder (or affiliate thereof) and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company which has the effect of increasing the proportionate share of Common Stock or any class of our other equity or convertible securities owned directly or indirectly by an Interested Stockholder (or affiliate thereof).

Supermajority Stockholder Vote Required to Amend Our Certificate of Incorporation and Bylaws

Amendment of our Certificate of Incorporation must be approved by a majority vote of our Board of Directors or by the affirmative vote of at least 80% of the outstanding shares of our voting stock entitled to vote (after giving effect to the provision limiting voting rights) in order to amend or repeal certain provisions of our Certificate of Incorporation, including the provisions relating to voting rights (Article Fourth, Part C), management of our business and conduct of our affairs and calling special meetings of stockholders (Article Fifth, Parts C and D), the number, classification and nominations of directors (Article Sixth), amendment of the Bylaws (Article Seventh), approval of certain business combinations (Article Eighth), director and officer indemnification (Article Tenth) and amendment of our Certificate of Incorporation (Article Twelfth). Article VIII of the Bylaws specifies that the Bylaws may be amended only by a majority of the members of the Board of Directors or by the affirmative vote of stockholders holding at least 80% of the outstanding shares of our voting stock.

Advance Notice Required to Nominate Candidates for Director or to Make a Proposal

Article Sixth of our Certificate of Incorporation incorporates by reference Article I, Section 6 of the Bylaws, as it pertains to stockholder nominations for director. As noted above, a stockholder who intends to nominate a candidate for election to the Board of Directors must give us at least 90-days’ advance notice. Article I, Section 6 of the Bylaws also requires a stockholder to give 90-days’ prior notice with respect to any new business to be brought before an annual meeting of stockholders; the stockholder also must provide certain information to us concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder. In addition, at any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

Regulatory Restrictions

Federal law provides that no person or company, directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions, may acquire control of a national banking association at any time without the prior approval of the OCC. Federal law also provides that no person or company, directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions, may acquire control of a bank holding company at any time without the prior approval of the FRB. In addition, any company that acquires control of us becomes a bank holding company subject to registration, examination and regulation as a bank holding company. Control in this context means ownership of, control of, or holding proxies representing more than 25% of the voting shares of a national bank or the power to control in any manner the election of a majority of the directors of such institution.

Delaware Law

Delaware law provides additional protection against hostile takeovers. The Delaware takeover statute, which is codified in Section 203 of the Delaware General Corporation Law, is intended to discourage certain takeover practices by impeding the ability of a hostile acquirer to engage in certain transactions with the target company.

In general, Section 203 provides that a Person (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an Interested Stockholder) may not consummate a merger or other business combination transaction with the corporation at any time during the three-year period following the date the Person became an Interested Stockholder. The term “business combination” is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

The statute exempts the following transactions from the requirements of Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation’s directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. The Company has not so exempted itself from the requirements of the statute.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus. As used in this “Description of Depositary Shares,” the terms “we”, “our,” and “us” refer only to CF Bankshares Inc. and not, unless otherwise indicated, any of our subsidiaries.

General

We may, at our option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. If we exercise this option, we will issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of shares of Preferred Stock, as specified in the applicable prospectus supplement. We will deposit with a depositary (the “Preferred Stock Depositary”) shares of Preferred Stock of each series represented by depositary shares and enter into a deposit agreement with the Preferred Stock Depositary and record holders from time to time of the depositary receipts issued by the Preferred Stock Depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each record holder of a depositary receipt will be entitled, in proportion to the record holder’s fractional interest in the shares of Preferred Stock, to all the rights and preferences of the series of the shares of Preferred Stock represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the deposit agreement as described in the applicable prospectus supplement.

Dividends and Other Distributions

The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the shares of Preferred Stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the record holders. The relevant record date for depositary shares will be the same date as the record date for the shares of Preferred Stock.

In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by the Preferred Stock Depositary to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the record holders. If the Preferred Stock Depositary determines that it is not feasible to make such distribution, the Preferred Stock Depositary may, with our approval, adopt another method of distribution, including selling the property and distributing the net proceeds from the sale to the record holders.

If we offer to the holders of a series of shares of Preferred Stock represented by the depositary shares any rights, preferences or privileges to subscribe for or purchase any securities, or any other rights, preferences or privileges, the Preferred Stock Depositary will make such rights, preferences or privileges available to the record holders of depositary receipts either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the Preferred Stock Depositary and us. If the Preferred Stock Depositary determines that such action is not lawful or feasible or if it is instructed by a record holder of depositary receipts that such record holder does not want to exercise such rights, preferences or privileges, the Preferred Stock Depositary may (with our approval in any case when the Preferred Stock Depositary has determined that it is not feasible to make such rights, preferences or privileges available) sell such rights, preferences or privileges and distribute the net proceeds from such sale to the record holders of depositary receipts entitled to such proceeds.

Withdrawal of Shares

Shares of Preferred Stock represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the record holder of depositary receipts will receive the appropriate number of shares of Preferred Stock and any money or property represented by the related depositary shares. Only whole shares of Preferred Stock may be withdrawn; if a record holder of depositary receipts holds an amount of depositary shares in excess of whole shares of Preferred Stock, the Preferred Stock Depositary will deliver along with the withdrawn shares of Preferred Stock a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn shares of Preferred Stock will not be entitled to redeposit such shares of Preferred Stock or to receive depositary shares for such shares of Preferred Stock.

Redemption

If we redeem shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will concurrently redeem the number of depositary shares representing the shares of Preferred Stock so redeemed (provided that we have paid the applicable redemption price for the shares of Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption). The redemption price per depositary share will be equal to the redemption price and any other amounts payable per share on the shares of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one depositary share. If fewer than all the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional depositary shares) or as otherwise determined by us.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the record holders of depositary receipts evidencing depositary shares will cease, except the right to receive, upon surrender to the Preferred Stock Depositary of the depositary receipts evidencing the depositary shares, the monies payable upon redemption and any money or other property to which the record holders of the depositary receipts were entitled upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of the shares of Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the shares of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of shares of Preferred Stock represented by the depositary shares evidenced by the record holder’s depositary receipts. The Preferred Stock Depositary will vote the amount of shares of Preferred Stock represented by the depositary shares in accordance with the record holder’s instructions, and we will agree to take all reasonable action necessary to enable the Preferred Stock Depositary to vote such shares of Preferred Stock. The Preferred Stock Depositary will abstain from voting the amount of shares of Preferred Stock represented by the depositary shares for which it does not receive specific instructions from the record holders of depositary receipts evidencing the depositary shares.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the record holders of depositary receipts will be entitled to the fraction of the liquidation preference, if any, accorded each shares of Preferred Stock represented by the depositary shares evidenced by such depositary receipts, as set forth in the applicable prospectus supplement.

Adjustments

Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the series of shares of Preferred Stock represented by the depositary shares, or upon recapitalization, reorganization, merger or consolidation affecting us or to which we are a party, the Preferred Stock Depositary may in its discretion, with our approval (not to be unreasonably withheld) and instructions, and in such manner as the Preferred Stock Depositary may deem equitable, treat any securities which are received by the Preferred Stock Depositary in exchange for or upon conversion or in respect of such shares of Preferred Stock as new deposited securities received in exchange for or upon conversion or in respect of such shares of Preferred Stock and may make such adjustments in the fraction of an interest represented by one depositary share in one such shares of Preferred Stock as may be necessary to fully reflect the effects of such change. With our approval, the Preferred Stock Depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

Amendment

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the record holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related shares of Preferred Stock will not be effective unless the record holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the deposit agreement, of any record holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the record holder the related shares of Preferred Stock and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every record holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

Termination

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the Preferred Stock Depositary if a majority of each series of shares of Preferred Stock affected by the termination consents to the termination. Upon termination, the Preferred Stock Depositary will deliver or make available to each record holder of depositary receipts, upon surrender of the depositary receipts held by the record holder, the number of whole and/or fractional shares of Preferred Stock represented by the depositary shares evidenced by the depositary receipts together with any other property held by the Preferred Stock Depositary with respect to the depositary receipts.

In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•

there has been a final distribution in respect of the related shares of Preferred Stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the record holders of depositary receipts evidencing the depositary shares representing the shares of Preferred Stock; or

•	each related share of Preferred Stock has been converted into our shares of Common Stock or other securities which are not represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and charges of the Preferred Stock Depositary in connection with the initial deposit of the shares of Preferred Stock, the initial issuance of the depositary shares, any redemption of the shares of Preferred Stock and all withdrawals of shares of Preferred Stock by record holders of depositary receipts evidencing depositary shares. All other transfer, income and other taxes and governmental charges will be at the expense of the record holders of depositary receipts. Record holders of depositary receipts will also pay such other charges and expenses (a) as are expressly provided in the deposit agreement to be for their accounts and (b) for any duties requested by the record holders of depositary receipts to be performed which are outside of those expressly provided for in the deposit agreement. If those charges, expenses and taxes have not been paid by the holders of depositary receipts, the Preferred Stock Depositary may refuse to transfer depositary shares or withdraw any shares of Preferred Stock, withhold dividends and distributions and sell the shares of Preferred Stock or other property represented by the depositary shares evidenced by the depositary receipts.

Resignation and Removal of Preferred Stock Depositary

The Preferred Stock Depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the Preferred Stock Depositary. Any such resignation or removal will take effect upon our appointment of a successor Preferred Stock Depositary and its acceptance of such appointment. We must appoint a successor Preferred Stock Depositary within 60 days after delivery of the notice of resignation or removal, and any Preferred Stock Depositary must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The Preferred Stock Depositary will forward to record holders of depositary receipts any notice, reports and other communications that are delivered to the Preferred Stock Depositary and that we are required to furnish to the holders of the shares of Preferred Stock. In addition, the Preferred Stock Depositary will make available for inspection by record holders of depositary receipts at the principal office of the Preferred Stock Depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the Preferred Stock Depositary as the holder of shares of Preferred Stock.

Limitation of Liability

We will not be liable, nor will the Preferred Stock Depositary be liable, if we or the Preferred Stock Depositary is prevented from or delayed, by law or any circumstances beyond our control, in performing our and such Preferred Stock Depositary’s respective obligations under the deposit agreement. Our obligations and the obligations of the Preferred Stock Depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (only in the case of any action or inaction in the voting of shares of Preferred Stock represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, nor will the Preferred Stock Depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of Preferred Stock represented by depositary shares unless satisfactory indemnity is furnished. We may rely, and the Preferred Stock Depositary may rely, on written advice of counsel or accountants, or information provided by record holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents reasonably believed to be genuine and signed or presented by a proper party.

DESCRIPTION OF DEBT SECURITIES

We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issued under one or more separate indentures between us and a trustee to be identified in the applicable indenture. Prior to issuing any debt securities under either indenture, we will select the trustee for the indenture relating to the issuance of such securities, qualify the trustee under the Trust Indenture Act of 1939, as amended, and execute such indenture.

Forms of indenture for senior indebtedness and subordinated indebtedness have been included as exhibits to the registration statement of which this prospectus is a part. We have summarized the general terms and provisions of these indentures below, which are substantially identical between the two indentures except for the subordination provisions described below under “Subordinated Debt Securities” in this “Description of Debt Securities”. The following summary of the terms of the indentures is subject to, and qualified in its entirety by reference to, the indentures, which contain the full legal text of the matters described in this section. You should read the indentures for provisions that may be important to you.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Capitalized terms used in this “Description of Debt Securities” and not defined herein have the meanings specified in the forms of indenture. This summary refers to both indentures as the form of “indenture”.

Since we are a holding company, our right, and accordingly, the right of our creditors and stockholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

As used in this “Description of Debt Securities,” the terms “we”, “our,” and “us” refer only to CF Bankshares Inc. and not, unless otherwise indicated, any of our subsidiaries.

General

Each indenture gives us broad authority to establish the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture with respect to that series of debt securities. In the prospectus supplement relating to a series of debt securities, we will describe the specific terms of such series of debt securities and the extent, if any, to which the specific terms of that series of debt securities modify the terms of the applicable indenture.

We can issue an unlimited amount of debt securities under each of the indentures. The debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. All of the debt securities issued under each of the indentures will rank equally and ratably with any additional debt securities issued under the same indenture.

Prior to the issuance of each series of debt securities, the terms of such series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in a supplemental indenture. We will describe in the applicable prospectus supplement the particular terms of the debt securities being offered, including the following, as may be applicable:

•	the title of the debt securities;

•	the principal amount being offered and, if a series, the total amount authorized and total amount outstanding;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices, expressed as a percentage of the principal amount, at which we will issue the debt securities;

•	whether the debt securities will be senior or subordinated;

•	any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and interest on the debt securities will be payable;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, and the terms or conditions upon which the debt securities will be redeemed or purchased pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the provisions, if any, relating to any security provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture with respect to the debt securities as it applies to that series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other specific terms of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture with respect to the debt securities. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of the debt securities in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depositary Trust Company, as Depositary, or a nominee (any debt security represented by a global debt security is referred to herein as a “book-entry debt security”), or a certificate issued in definitive registered form (any debt security represented by a certificated security is referred to herein as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture with respect to the debt securities. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture with respect to the debt securities. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture with respect to the debt securities. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture with respect to the debt securities provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the applicable indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. The Company, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, or premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection, such as acceleration, in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

Unless otherwise stated in the applicable prospectus supplement, the covenants described below apply to any and all series of debt securities. We will describe any additional covenants for a particular series of debt securities in the applicable prospectus supplement.

Payment of Principal and Interest

We, for the benefit of the holders of each series of debt securities, will agree to duly and punctually pay or cause to be paid the principal of and interest, if any, on the debt securities of that series in accordance with the terms of such debt securities and the applicable indenture.

SEC Reports

We will deliver to the trustee copies of annual reports and information, documents and other reports required to be filed with the SEC under Section 13 or Section 15(d) of the Exchange Act, within 15 days after such documents are filed with the SEC.

Compliance Certificate

We will deliver to the trustee, within 120 days after the end of each fiscal year occurring after the first date any series of debt securities issued under the applicable indenture is outstanding, an officers’ certificate stating whether or not, to the best of such officers’ knowledge after a review of the activities of the Company and our subsidiaries during the preceding fiscal year, we have kept, observed, performed and fulfilled the covenants in the applicable indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if we are in default, specifying all such defaults and the nature and status of such defaults as to which such person has knowledge.

Stay, Extension and Usury Laws

We will not at any time insist upon, pledge or in any manner claim or take the benefit of advantage of, any stay, extension or usury law affecting the covenants or performance of the applicable indenture or the debt securities issued thereunder.

Corporate Existence

Subject to Article V of each indenture (“Successors”), we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and our rights (charter and statutory), licenses and franchises; provided, however, that we will not be required to preserve any such right, license or franchise if our Board of Directors determines that the preservation of such right, license or franchise is no longer desirable in the conduct of the collective business of us and our subsidiaries, taken as a whole, and that the loss thereof will not be adverse to the holders of the debt securities in any material respect.

Taxes

We will pay, prior to delinquency, all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture with respect to the debt securities;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture with respect to the debt securities; and

•	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture with respect to the debt securities (other than a covenant or warranty that has been included in the applicable indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization of the Company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. In addition, the occurrence of certain events of default or an acceleration under the indenture with respect to the debt securities may constitute an event of default under certain of our other indebtedness outstanding from time to time.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the applicable indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Acceleration of Maturity; Rescission and Annulment

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities”.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture with respect to the debt securities. No such rescission will affect any subsequent event of default under the indenture with respect to such debt securities or impair any right consequent thereon. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture with respect to the debt securities provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture with respect to the debt securities or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request for, and offered reasonable indemnity to, the trustee to institute the proceeding as trustee under the indenture;

•	the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with the foregoing request; and

•	the trustee has failed to institute the requested proceeding within 60 days of the written request and offer of indemnity.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Each indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with respect to the debt securities with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by such modifications or amendments for the purpose of adding any provisions to or changing in any manner the rights of the holders of the debt securities of each such series. In addition, except with respect to those provisions addressed below, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture with respect to such series of debt securities.

Without the consent of the holders of each affected debt security then outstanding, no amendment or waiver under the indenture may:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the applicable indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

Each indenture with respect to the debt securities provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) upon the deposit with the trustee, in trust, of money or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the applicable indenture and those debt securities.

This discharge may occur only if, among other conditions, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture with respect to the debt securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Each indenture with respect to the debt securities provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

we have deposited with the trustee, in trust, money or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the applicable indenture and those debt securities;

•

the foregoing payment will not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound;

•

no default or event of default with respect to the applicable series of debt securities has occurred or is continuing as of the date of such deposit or during the period ending on the 91st day after such date;

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel to the effect that we have complied with all of the foregoing conditions precedent relating to the covenant defeasance.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

Unless otherwise stated in the applicable prospectus supplement, payment of the principal of, premium, if any, and interest on the subordinated debt securities (including the redemption price payable with respect to such subordinated debt securities called for redemption as provided for in the indenture with respect to such subordinated debt securities) will, to the extent provided in the indenture with respect to the subordinated debt securities, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture with respect to the subordinated debt securities requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•

a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•

a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture with respect to the subordinated debt securities (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•

in the case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest on the debt securities that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice.

If the trustee or any holder of the debt securities receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture with respect to the subordinated debt securities.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture with respect to the subordinated debt securities. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of holders of debt securities in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)

all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)

all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)

all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6)

all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in clauses (1) through (5) above;

(7)	any indebtedness or other obligations described in clauses (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)

any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•

indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Common Stock, shares of our Preferred Stock or our debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.

General

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Terms

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•

the number of shares of Common Stock or shares of Preferred Stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of shares of Preferred Stock purchasable upon exercise of warrants to purchase shares of Preferred Stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, shares of Preferred Stock or shares of Common Stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at one time;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the warrants;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of Common Stock or shares of Preferred Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of Common Stock or shares of Preferred Stock are exercised, the holders of the warrants will not have any rights of holders of the underlying shares of Common Stock or shares of Preferred Stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the shares of Common Stock or shares of Preferred Stock, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of Common Stock, shares of Preferred Stock, debt securities, depositary shares or any combination of the foregoing. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

In general, a subscription right entitles the holder to purchase for cash a specific number of securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the subscription rights;

•	the number of securities that may be purchased upon exercise of each subscription right;

•	the exercise price of the subscription rights;

•	whether the subscription rights are transferable;

•	the period during which the subscription rights may be exercised and when they will expire;

•	the steps required to exercise the subscription rights;

•	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•	whether we intend to sell the securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, our shares of Common Stock, shares of Preferred Stock, debt securities, depositary shares or any combination of the foregoing at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and an underlying security.

The prospectus supplement relating to any purchase contracts or purchase units we are offering will specify the material terms of the purchase contracts, the purchase units and any applicable pledge or depository arrangements, including one or more of the following:

•	the amount that a holder will be obligated to pay under the purchase contract, or the formula by which such amount shall be determined;

•	the settlement date or dates on which the holder will be obligated to purchase the securities, and the conditions, if any, under which the settlement date may occur on an earlier date;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which will determine the number of shares or other securities to be purchased, which may be determined by a formula, which may be based on the market price of our shares of Common Stock or shares of Preferred Stock over a specified period or determined by reference to other factors;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security, which would be pledged by the holder to secure its obligations under a purchase contract;

•	the type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•

the terms of any pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or distributed to the holder; and

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the terms of payment and any provisions for deferral of payment; the contract fee may be a percentage of the stated amount of the purchase contract or determined by other factors.

The descriptions of the purchase contracts, purchase units and any applicable underlying security or pledge or depository arrangements in this prospectus are summaries of the material provisions that would appear in the applicable documents. These descriptions do not include all terms of those documents and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the purchase contracts or purchase units. The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the purchase contracts, purchase units and any applicable underlying security being offered. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “WHERE YOU CAN FIND MORE INFORMATION” below.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

The foregoing description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) promulgated under the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	through a combination of any of the foregoing methods of sale; or

•	through any other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold, in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each time we offer securities under this prospectus, the applicable prospectus supplement will describe the specific plan of distribution and the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts, concessions, commissions, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any initial public offering price;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with the underwriters at the time of sale, and we will name the underwriters in the applicable prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. The underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with sales to underwriters, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell those securities to the public. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

We may solicit offers to purchase securities directly from the public from time to time. In this case, no underwriters or agents would be involved. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. Such agents may be deemed to be underwriters within the meaning of the Securities Act. The applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any compensation we may pay the agents in connection with that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such direct sales will be described in the applicable prospectus supplement.

We may make direct sales of the securities through subscription rights distributed to our existing securityholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The terms of any such sales or arrangements will be described in the applicable prospectus supplement.

We may authorize underwriters, dealers and agents to solicit from certain types of institutional investors offers to purchase securities under delayed delivery contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

We may authorize one or more “remarketing firms” to sell securities pursuant to a remarketing arrangement upon the purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us, and will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities, or otherwise. The applicable prospectus supplement will identify any remarketing firm and describe the terms of its compensation and agreements, if any, with us. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act with respect to the securities they remarket.

Unless the applicable prospectus supplement states otherwise, the securities offered under this prospectus (other than our shares of Common Stock) will be a new issue of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriters that we use in the sale of offered securities may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying securities in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution has been completed, in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters under the Securities Act, and any compensation and profits received by such persons upon sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such persons make with respect to these liabilities. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

Vorys, Sater, Seymour and Pease LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CF Bankshares Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been audited by FORVIS, LLP, independent registered public accounting firm, as set forth in their report thereon, included in CF Bankshares Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The report of FORVIS, LLP contains an explanatory paragraph stating CF Bankshares Inc. changed its method of accounting for credit losses on financial instruments due to the adoption of Accounting Standards Codification Topic 326: Financial Instruments – Credit Losses.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is www.sec.gov.

We make available, free of charge, on our website at www.CF.Bank, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site, other than documents we file with the SEC that are incorporated by reference into this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as provided above. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are furnished and not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such current reports.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC under SEC File No. 25045:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 29, 2024;

•	our Current Reports on Form 8-K, filed on February 6, 2024 and February 7, 2024, only to the extent filed and not furnished; and

•

the description of our shares of common stock, which is contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 29, 2024, and as amended by any subsequent amendments and reports filed for the purpose of updating that description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide to each person to whom this prospectus is delivered, upon written or oral request, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus or any accompanying prospectus supplement. Requests should be directed to:

CF Bankshares Inc.

Attention: Timothy T. O’Dell

4960 E. Dublin Granville Road, Suite #400

Columbus, Ohio 43081

Telephone: (614) 334-7979

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.

Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Miscellaneous expenses	*
Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“Section 145”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), adjustments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expense which such officer or director has actually and reasonably incurred.

Article Tenth of the Certificate of Incorporation provides that, to the extent permitted by Delaware General Corporation Law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article Eleventh of the Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of the Company shall be liable to the Company or its stockholders for monetary damages arising from a breach of a fiduciary duty owed to the Company or its stockholders.

Item 16. Exhibits

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting or Distribution Agreement.**

4.1

Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Commission on November 9, 2017 (File No. 0-25045))

4.2

Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-2 (File No. 333-129315), filed with the Commission on October 28, 2005)

4.3

Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the commission on August 14, 2009 (File No. 0-25045))

4.4

Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.5 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, filed with the Commission on November 10, 2011 (File No. 0-25045))

4.5

Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.5 to the registrant’s Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-177434), filed with the Commission on May 4, 2012)

4.6

Certificate of Designations to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated May 7, 2014 and filed with the Commission on May 13, 2014. (File No. 0-25045))

4.7

Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated August 20, 2018, filed with the commission on August 20, 2018 (File No. 0-25045)

4.8

Certificate of Designations to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated October 25, 2019, filed with the Commission on October 31, 2019 (File No. 0-25045))

4.9

Certificate of Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated May 29, 2020, filed with the Commission on June 2, 2020 (File No. 0-25045))

4.10

Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated July 28, 2020, filed with the Commission on July 20, 2020 (File No. 0-25045))

4.11

Certificate of Incorporation, as amended, of the registrant (incorporated by reference to Exhibit 3.10 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the Commission on August 12, 2020 (File No. 0-25045)) [This document represents the Certificate of Incorporation of the registrant in compiled form incorporating all amendments through July 24, 2020. This compiled document has not been filed with the Delaware Secretary of State.]

4.12

Certificate of Designations to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated February 5, 2024, filed with the Commission on February 6, 2024 (File No. 0-25045))

4.13

Second Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.3 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 27, 2008 (File No. 0-25045))

Exhibit Number	Description of Exhibits

4.14	Form of Express Terms of Preferred Stock.**

4.15	Form of Preferred Stock Certificate.**

4.16	Form of Indenture for Senior Debt Securities.*

4.17	Form of Indenture for Subordinated Debt Securities.*

4.18	Form of Senior Debt Security.**

4.19	Form of Subordinated Debt Security.**

4.20	Form of Deposit Agreement (including form of depositary receipt).**

4.21	Form of Warrant Agreement (including form of warrant certificate).**

4.22	Form of Purchase Contract Agreement.**

4.23	Form of Subscription Certificate.**

4.24	Form of Subscription Rights Agreement.**

4.25	Form of Unit Agreement (including form of unit).**

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP.*

23.1	Consent of FORVIS, LLP, independent registered public accounting firm.*

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on signature pages of this registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee to be named under the indenture for senior debt securities.***

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee to be named under the indenture for senior debt securities.***

107	Filing Fee Table*

*	Filed herewith.
**

To the extent applicable, to be filed by an amendment to this Registration Statement incorporated herein by reference from a Current Report on Form 8-K to be filed by the registrant in connection with an offering of securities.

***	To the extent applicable, to be incorporated by reference from a subsequent filing pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 15th day of April, 2024.

CF BANKSHARES INC.

By:	/s/ Timothy T. O’Dell
Timothy T. O’Dell, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of CF Bankshares Inc. (the “Company”) hereby constitutes and appoints Timothy T. O’Dell as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in the capacities indicated below, to do any and all acts and things, and to execute any and all instruments, which said attorney-in-fact or agent may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him in his name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, including requests to accelerate the effectiveness of each registration statement, with the Securities and Exchange Commission; and he does hereby ratify and confirm all that the said attorney-in-fact and agent, or his substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert E. Hoeweler Robert E. Hoeweler, Chairman and Director	April 15, 2024

/s/ Timothy T. O’Dell Timothy T. O’Dell, President and Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2024

/s/ Kevin J. Beerman Kevin J. Beerman, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2024

/s/ Thomas P. Ash Thomas P. Ash, Director	April 15, 2024

/s/ James H. Frauenberg II James H. Frauenberg II, Director	April 15, 2024

/s/ Edward W. Cochran Edward W. Cochran, Director	April 15, 2024

/s/ David L. Royer David L. Royer, Director	April 15, 2024

/s/ Sundeep Rana Sundeep Rana, Director	April 15, 2024